Confidential | for discussion purposes only GOLUB CAPITAL DIRECT LENDING CORPORATION EARNINGS PRESENTATION QUARTER ENDED DECEMBER 31, 2022

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward- looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies including our and their ability to achieve our and their respective objectives as a result of an inflationary economic environment; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, including changes from the impact of an inflationary economic environment and/or the coronavirus (“COVID-19”) pandemic; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results – GDLC generated an annualized net investment income return on equity1 of 10.3% and an annualized net income return on equity1 of 7.0% during the quarter ended December 31, 2022. – Investors in GDLC have achieved an IRR2 on NAV of 6.9% through December 31, 2022. – For the quarter ended December 31, 2022, we made new investment commitments of $40.0 million in 17 portfolio companies. The fair value of investments as of December 31, 2022 was $242.5 million. Overall, total investments in portfolio companies at fair value increased by $40.7 million or 20.2%. The investment income yield3 for the three months ended December 31, 2022 was 10.6%, an increase from 9.0% for the three months ended September 30, 2022. – As of December 31, 2022, we had total investor capital subscriptions of $339.6 million and contributed capital of $151.0 million (44.5% called capital ratio). In addition, after quarter end, we issued one capital call for total proceeds of $13.6 million. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning July 1, 2021 and ending December 31, 2022. The first investment in GDLC took place on July 1, 2021. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, accrued PIK/non-cash dividend income, and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.

Summary of Quarterly Results (cont'd)

(Dollar amounts in 000s, except per share data)	Quarter Ended: December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Select Financial Data					
New investment commitments	$74,186	$10,923	$59,165	$93,741	$40,041
Fair value of investments	$72,713	$78,491	$128,777	$201,836	$242,533
Net income (loss)	$1,333	$1,626	$160	$1,632	$2,545
Net Investment Income after excise tax	$828	$976	$1,223	$2,973	$3,715
Earnings (loss) per weighted average share[1]	$0.46	$0.47	$0.03	$0.23	$0.27
Net investment income per weighted average share[1]	$0.29	$0.28	$0.26	$0.41	$0.39
Annualized return on equity – net income[2]	12.2%	12.9%	0.9%	6.0%	7.0%
Annualized return on equity – net investment income[2]	7.6%	7.7%	7.0%	8.8%	10.3%
Asset Mix of New Originations					
Senior Secured	1%	1%	2%	1%	3%
One Stop	95%	88%	92%	98%	94%
Junior Debt[3]	0%*	0%	0%	0%	0%*
Equity	4%	11%	6%	1%	3%

* Represents an amount less than 1.0%.

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. Due to the significant changes in net assets, net investment income and net income that may occur quarter-to-quarter as a result of Golub Capital Direct Lending Corporation ("we", "us", "our", the "Company" or "GDLC") commencing operations on July 1, 2021, per share amounts may fluctuate significantly from quarter-to-quarter and quarterly comparisons may not be meaningful.
2. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
3. Junior debt consists of second lien and subordinated debt.

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5 Portfolio Highlights - Portfolio Diversity as of December 31, 2022 5% 91% 4% Equity One Stop Senior Secured Asset Mix by Investment Type Internal Performance Ratings Internal Performance Rating Investments at Fair Value (000s) % of Total Portfolio 5 $1,033 0.4% 4 238,388 98.3% 3 3,112 1.3% 2 — —% 1 — —% Total $242,533 100.0% Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination

6 Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, except share and per share data) December 31, 2021 March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 (unaudited) (unaudited) (unaudited) (audited) (unaudited) Assets Investments, at fair value $72,713 $78,491 $128,777 $201,836 $242,533 Cash and foreign currencies 1,817 11,348 8,003 6,074 5,673 Other assets 784 707 796 1,311 1,547 Total Assets $75,315 $90,546 $137,576 $209,221 $249,753 Liabilities and Net Assets Debt $27,861 $29,996 $45,835 $73,114 $95,850 Deferred debt issuance costs — (393) (392) (632) (709) Interest payable 8 32 221 635 1,129 Distributions payable 601 1,113 765 — 1,106 Other liabilities 373 846 1,913 150 1,086 Total Liabilities 28,843 31,594 48,342 73,267 98,462 Total Net Assets 46,472 58,952 89,234 135,954 151,291 Total Liabilities and Net Assets $75,315 $90,546 $137,576 $209,221 $249,753 Net Asset Value per Share $15.00 $15.00 $14.90 $15.00 $15.00 Leverage Ratio 0.60x 0.51x 0.52x 0.54x 0.64x Asset coverage 266.8% 296.3% 293.8% 284.4% 256.0% Common shares outstanding 3,098,110 3,930,152 5,989,254 9,066,482 10,086,079

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	For the quarter ended December 31, 2021 (unaudited)	March 31, 2022 (unaudited)	June 30, 2022 (unaudited)	September 30, 2022 (unaudited)	December 31, 2022 (unaudited)
Investment Income					
Interest income	$862	$1,312	$1,778	$3,576	$5,655
Dividend income	–	–	–	–	214
Fee income	17	1	8	80	21
Total Investment Income	$879	$1,313	$1,786	$3,656	$5,890
Expenses					
Interest and other debt financing expenses	$8	$35	$248	$683	$1,220
Base management fee, net of waiver[1]	–	–	–	–	190
Incentive fee – net investment income, net of waiver[2]	–	100	131	–	413
Incentive fee – capital gains	42	– *	(42)	–	–
Other operating expenses	172	193	226	304	247
Other operating expenses reimbursement waiver[3]	(172)	–	–	(304)	–
Total Expenses	50	328	563	683	2,070
Excise tax	–	8	–	–	105
Net Investment Income after excise tax	$829	$977	$1,223	$2,973	$3,715
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	($20)	($6)	($21)	($57)	$5
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	525	655	(1,042)	(1,284)	(1,175)
Net gain (loss) on investments and foreign currency transactions	505	649	(1,063)	(1,341)	(1,170)
Net increase/(decrease) in net assets resulting from operations	$1,334	$1,626	$160	$1,632	$2,545
Per Share Data[4]					
Earnings/(loss) per weighted average share	$0.46	$0.47	$0.03	$0.23	$0.27
Net investment income per weighted average share	$0.29	$0.28	$0.26	$0.41	$0.39
Distributions declared per share[5]	$0.44	$0.48	$0.17	$0.13	$0.26
Weighted average common shares outstanding	2,900,491	3,426,305	4,694,025	7,249,093	9,597,994

* Represents an amount that rounds to $0

1. For the quarter ended December 31, 2022, the base management fee incurred by the Company was $570 and the base management fee irrevocably waived by GC Advisors totaled $380, calculated under the Investment Advisory Agreement..
2. For the quarters ended December 31, 2021, March 31, 2022 and September 30, 2022, GC Advisors agreed to a waiver of $87, $7 and $265 of income incentive fees, respectively, calculated under the Investment Advisory Agreement.
3. For the quarters ended December 31, 2021 and September 30, 2022, GC Advisors and Golub Capital LLC waived reimbursement of $172 and $308, respectively, for any operating expenses and costs and expenses subject to reimbursement by the Company.
4. Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented.
5. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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8 Common Stock and Distribution Information Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount October 5, 2021 October 18, 2021 October 2021 2,424,742.000 November 22, 2021 $0.1530 $371 November 19, 2021 November 29, 2021 N/A 3,098,110.333 December 27, 2021 0.0898 278 November 19, 2021 December 20, 2021 December 2021 3,098,110.333 February 28, 2022 0.1939 601 Total for Quarter Ended December 31, 2021 $0.4367 $1,250 November 19, 2021 January 20, 2022 January 2022 3,098,110.333 March 23, 2022 $0.1656 $513 February 4, 2022 February 25, 2022 February 2022 3,514,131.333 May 23, 2022 0.1461 513 February 4, 2022 March 21, 2022 March 2022 3,514,131.333 May 23, 2022 0.1706 600 Total for Quarter Ended March 31, 2022 $0.4823 $1,626 February 4, 2022 April 29, 2022 April 2022 4,498,180.333 July 25, 2022 $0.0764 $344 May 6, 2022 May 20, 2022 May 2022 4,498,180.333 July 25, 2022 0.0936 421 May 6, 2022 June 24, 2022 June 2022 1 5,137,211.866 September 14, 2022 — — Total for Quarter Ended June 30, 2022 $0.1700 $765 May 6, 2022 July 19, 2022 July 2022 5,989,253.866 September 14, 2022 $0.1269 $760 August 5, 2022 September 20, 2022 Aug / Sep 2022 2 9,066,482.048 November 22, 2022 — — Total for Quarter Ended September 30, 2022 $0.1269 $760 August 5, 2022 October 18, 2022 October 2022 9,066,482.048 December 28, 2022 $0.1073 $973 November 18, 2022 November 21, 2022 November 2022 10,085,133.581 December 28, 2022 0.0418 422 November 18, 2022 December 15, 2022 December 2022 10,085,133.581 February 28, 2023 0.1097 1,106 Total for Quarter Ended December 31, 2022 $0.2588 $2,501 1. On May 6, 2022, our board of directors declared a distribution in amounts equal to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for the period June 1, 2022, through June 30, 2022, per share payable on June 24, 2022, to shareholders of record on October 5, 2021. Due to a net asset value per share less than $15.00 per share, for the period June 1, 2022, through June 30, 2022, the distribution declared for the June 2022 earnings period were zero. 2. On August 5, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of September 30, 2022 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period August 1, 2022 through September 30, 2022 and the payment of this distribution is $15.00 per share. Due to a net asset value per share less than $15.00 per share, for the period August 1, 2022 through September 30, 2022 resulting in a net asset value per share of $15.00 per share, the distribution declared for the period was zero.

9 Common Stock and Distribution Information (cont’d) Distributions Declared Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 18, 2022 January 17, 2023 January 20231 10,086,079.327 March 21, 2023 TBD TBD February 7, 2023 February 24, 2023 February 20232 TBD May 23, 2023 TBD TBD February 7, 2023 March 17, 2023 March 20233 TBD May 23, 2023 TBD TBD February 7, 2023 April 28, 2023 April 20234 TBD June 21, 2023 TBD TBD 1. On November 18, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of January 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period January 1, 2023 through January 31, 2023 and the payment of this distribution is $15.00 per share. 2. On February 7, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of February 28, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period February 1, 2023 through February 28, 2023 and the payment of this distribution is $15.00 per share. 3. On February 7, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of March 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period March 1, 2023 through March 31, 2023 and the payment of this distribution is $15.00 per share. 4. On February 7, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of April 30, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period April 1, 2023 through April 30, 2023 and the payment of this distribution is $15.00 per share.